INDEPENDENT AUDITOR'S CONSENT

McLean Majdanski

Suite 840-475 West Georgia St.
Vanouver, British Columbia
Canada  V6B 4M9

Telephone: 604 683-4533
Facsimile:  604 683-2585

February 11, 2004

Mr. T. Cook, President
Leopard Capital Inc.
1000 - 916 W Broadway
Vancouver BC  V5Z 1K7

By Fax 604-263-4035

Dear Mr. Cook:

Re INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement of Leopard Capital Inc. on Form S-8 of our report dated February 28, 2003, incorporated in the Annual Report on Form 10-KSB of Leopard Capital Inc. for the year ended December 31, 2002.

Yours truly,

McLean Majdanski

/s/ Ken McLean
By Ken Mclean